Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”), dated as of October 1, 2017, is by and between KeyStone Solutions, LLC, a Delaware limited liability company (“Assignor”), as successor of KeyStone Solutions, Inc., a Delaware corporation (“KSI”), and Novume Solutions, Inc., a Delaware corporation (“Assignee”).

WHEREAS, effective as of January 25, 2017, KSI entered into that certain Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) by and among KSI, Firestorm Solutions LLC, a Delaware limited liability company (“Firestorm Solutions”), Firestorm Franchising LLC, a Georgia limited liability company (“Firestorm Franchising” and, together with Firestorm Solutions, “Firestorm”), Suzanne Loughlin (“SL”), Harry Rhulen (“HR”), James Satterfield (“JS”), and Lancer Financial Group, Inc., an Illinois corporation (“Lancer”), pursuant to which KSI acquired all of the outstanding membership interests in Firestorm in consideration of, among other things, four promissory notes (collectively, the “Firestorm Notes”) made by KSI in favor of each of Lancer, SL, JS and HR in the principal amounts of $500,000.00, $166,666.67, $166,666.67 and $166,666.66, respectively; and

WHEREAS, effective as of August 28, 2017, KSI merged with and into Assignor, and Assignor succeeded KSI as the issuer of the Firestorm Notes, pursuant to the terms of that certain Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and among Assignor, Assignee, KSI, Brekford Traffic Safety, Inc., a Delaware corporation, and Brekford Merger Sub, Inc., a Delaware corporation;

WHEREAS, Assignee, being the sole member of Assignor, desires to assume all right, title and interest in, to and under the Firestorm Notes from Assignor, and Assignor wishes to assign all right, title and interest in, to and under the Firestorm Notes to Assignee;

WHEREAS, Assignor and Assignee have agreed to enter into this Assignment providing for the assignment, transfer and conveyance to Assignee of all of Assignor’s right, title and interest in, to and under the Firestorm Notes;

NOW, THEREFORE, the parties hereto hereby agree as follows:

           1.  Assignment of Firestorm Notes. Assignor hereby transfers, assigns, conveys and delivers to Assignee all of Assignor’s right, title and interest in, to and under the Firestorm Notes, and Assignee hereby accepts such assignment.

2.           Entire Agreement; No Third Party Beneficiary. This Assignment constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Assignment shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and and nothing in this Assignment, express or implied, is intended to confer or shall confer upon any other person any rights or remedies of any nature whatsoever (including any third-party beneficiary rights) under or by reason of this Agreement.

3.           Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

4.           Counterparts. This Assignment may be executed and delivered (including by facsimile transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               5.            Headings. The headings contained in this Assignment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assignment.

6.           Governing Law. This Assignment shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other state of jurisdiction.

7.           Jurisdiction and Venue. Each of Assignor and Assignee irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York, to the extent subject matter jurisdiction exists therefor, or, but only if jurisdiction does not exist in the Southern District of New York, the Supreme Court of the State of New York, County of Sullivan, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

[Signature page follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Assignment on the date first above written.

ASSIGNOR:

KEYSTONE SOLUTIONS, LLC

By:/s/ Robert A. Berman
       Name: Robert A. Berman
       Title: Chief Executive Officer

ASSIGNEE:

NOVUME SOLUTIONS, INC.

By: /s/ Robert A. Berman
       Name: Robert A. Berman
       Title: Chief Executive Officer

Signature Page to Assignment Agreement of
Firestorm Promissory Notes